As filed with the Securities and Exchange Commission on September 15, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEMPRA ENERGY

(Exact name of Registrant as specified in its charter)

California	33-0732627
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 Ash Street

San Diego, California 92101

(619) 696-2000

(Address, including ZIP Code, and telephone number, including area code, of Registrant’s principal executive offices)

Javade Chaudhri, Esq.

Executive Vice President and General Counsel

101 Ash Street

San Diego, California 92101

(619) 696-2000

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Barry M. Clarkson, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, California 92130 (858) 523-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective on filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)(2)	$(3)
Common Stock	(1)(2)	$(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee, except for $50,457 deemed paid in connection with Registration Statement File No. 333-153425 filed on September 11, 2008. In connection with the securities offered hereby, except as specified in the previous sentence, the registrant will “pay-as-you-go” registration fees in accordance with Rule 456(b).

PROSPECTUS

SEMPRA ENERGY

Common Stock

Debt Securities

We may offer and sell common stock and debt securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities. Sempra Energy’s common stock is quoted on the New York Stock Exchange under the symbol “SRE.”

Investing in our securities involves risks. See the information under the heading “Risk Factors” on page 6 of this prospectus, and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2011.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described herein. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Sempra,” “we,” “our” and “us” in this prospectus, we mean Sempra Energy and its consolidated subsidiaries, unless otherwise specified. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement and the information they incorporate by reference may contain “forward-looking” statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When we use words such as “believe,” “expect,” “anticipate,” “intend,” “depend,” “should,” “plan,” “estimate,” “could,” “may,” “will,” “would,” “project,” “contemplate,” “potential,” “target,” “goals,” or similar expressions, or when we discuss our strategy, plans or intentions, we are making forward-looking statements. Forward-looking statements are necessarily based upon assumptions with respect to the future, involve risks and uncertainties and are not guarantees of performance. Factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include:

•	local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments;

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actions by the California Public Utilities Commission, California State Legislature, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, California Energy Commission, California Air Resources Board and other regulatory, governmental and environmental bodies in the United States and other countries in which we operate;

•	capital market conditions and inflation, interest and exchange rates;

•	energy markets, including the timing and extent of changes and volatility in commodity prices;

•	the availability of electric power, natural gas and liquefied natural gas;

•	weather conditions and conservation efforts;

•	war and terrorist attacks;

•	business, regulatory, environmental and legal decisions and requirements;

•	the status of deregulation of retail natural gas and electricity delivery;

•	the timing and success of business development efforts;

•	the resolution of litigation; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

We caution you not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our reports and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Sempra Energy’s common stock is listed on the New York Stock Exchange under the symbol “SRE,” and reports, proxy statements and other information concerning Sempra Energy can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Our web site address is http://www.sempra.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as “the Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

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Our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 24, 2011 and our Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on March 31, 2011.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 9, 2011.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 9, 2011.

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Our Current Reports on Form 8-K, filed with the SEC on February 22, 2011, March 22, 2011, April 21, 2011, May 18, 2011 and July 1, 2011 and our Amended Current Reports on Form 8-K/A, filed with the SEC on April 21, 2011 and June 14, 2011.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Sempra Energy

101 Ash Street

San Diego, California 92101

Attention: Corporate Secretary

Telephone: (619) 696-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

SEMPRA ENERGY

Sempra Energy, based in San Diego, California, is a Fortune 500 energy services holding company. Our subsidiaries operate utilities, develop energy infrastructure and provide related products and services. Operations are divided principally between our California utility subsidiaries and our subsidiary Sempra Global.

Our principal executive offices are located at 101 Ash Street, San Diego, California 92101 and our telephone number is (619) 696-2000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We may invest funds not required immediately for such purposes in short-term investment grade securities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratios of earnings to combined fixed charges and preferred stock dividends for Sempra and its consolidated subsidiaries for the periods indicated.

	Six Months Ended June 30, 2011	Year Ended December 31,
		2010	2009	2008	2007	2006
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	4.51x	3.48x	3.94x	3.80x	4.63x	5.47x

We determined the ratio of earnings to combined fixed charges and preferred stock dividends by dividing (a) the sum of pretax income (excluding undistributed income of equity investees, preferred dividends of subsidiaries and capitalized interest) and fixed charges by (b) fixed charges consisting of all interest expense (before allowances for borrowed funds used during construction), preferred dividends of subsidiaries, one-third of rent expense (which approximates the interest component of such expense) and amortization of debt issuance costs.

DESCRIPTION OF COMMON STOCK

Unless indicated differently in a prospectus supplement, this section describes the terms of our common stock. The following description of our common stock is only a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation and bylaws, which are incorporated by reference herein and filed as exhibits to the registration statement of which this prospectus is a part.

The authorized capital stock of Sempra Energy consists of (1) 750,000,000 shares of Sempra Energy common stock, without par value, and (2) 50,000,000 shares of preferred stock, without par value. As of August 5, 2011, there were 239,552,287 issued and outstanding shares of our common stock and no outstanding shares of our preferred stock. No other classes of capital stock are authorized under our articles of incorporation. The issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

The holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare, subject to any rights of holders of outstanding shares of our preferred stock. Except as otherwise provided by law, each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of shareholders, subject to any class or series voting rights of holders of our preferred stock. The holders of shares of our common stock are not entitled to cumulate votes for the election of directors.

In the event of any liquidation, dissolution or winding up of Sempra Energy, whether voluntary or involuntary, the holders of shares of our common stock, subject to any rights of the holders of outstanding shares of our preferred stock, are entitled to receive any of our remaining assets after the discharge of our liabilities.

Holders of our common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company LLC.

DESCRIPTION OF DEBT SECURITIES

Unless indicated differently in a prospectus supplement, the following description sets forth the general terms and provisions of the debt securities that Sempra Energy may offer by this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities.

The senior debt securities will be governed by the senior indenture and the subordinated debt securities will be governed by the subordinated indenture. Each indenture gives the issuer broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable indenture will be described in the accompanying prospectus supplement relating to such series of debt securities.

Each indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

General

Sempra Energy may issue an unlimited amount of debt securities under the indentures in one or more series. Sempra Energy is not required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

The debt securities of Sempra Energy will be its unsecured obligations.

Before the issuance of each series of debt securities, the terms of the particular securities will be specified in either a supplemental indenture (including any pricing supplement) and a board resolution of Sempra Energy or in one or more officers’ certificates of Sempra Energy pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of each series of debt securities:

(a)	the title of the debt securities;

(b)	any limit upon the principal amount of the debt securities;

(c)	the date or dates on which principal will be payable or how to determine the dates;

(d)	the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; and any record dates for the interest payable on the interest payment dates;

(e)	any obligation or option of Sempra Energy to redeem, purchase or repay debt securities, or any option of the registered holder to require us to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

(f)	the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

(g)	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities; and

(h)	any other terms of the debt securities that may be different from those described below.

(See Section 301.)

Ranking

The senior debt securities will be the unsecured and unsubordinated obligations of Sempra Energy. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated debt of the company. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to the prior payment in full of the senior debt of Sempra Energy, to the extent and in the manner set forth under the caption “—Subordination” below and as may be set forth in a prospectus supplement. The debt securities are obligations of Sempra Energy exclusively, and are not the obligations of any of its subsidiaries. Because Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries, the debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities of Sempra Energy’s subsidiaries.

Holding Company Structure

Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, Sempra Energy’s cash flow and its ability to meet its obligations under its debt securities are largely dependent upon the earnings of its subsidiaries and the distribution or other payment of these earnings to Sempra Energy in the form of dividends or loans or advances and repayment of loans and advances from Sempra Energy. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Sempra Energy debt securities or to make any funds available for payment of amounts due on these debt securities.

Because Sempra Energy is a holding company, its obligations under the debt securities will be structurally subordinated to all existing and future liabilities of its subsidiaries. Therefore, Sempra Energy’s rights and the rights of its creditors, including the rights of the holders of the debt securities issued by Sempra Energy, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that Sempra Energy may itself be a creditor with recognized claims against any of its subsidiaries, Sempra Energy’s claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by Sempra Energy. Sempra Energy expects to incur, and expects that each of its subsidiaries will incur, substantial additional amounts of indebtedness.

Payment of Debt Securities—Interest

Unless indicated differently in a prospectus supplement, Sempra Energy will pay interest on the debt securities on each interest payment date by check mailed to the person in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

(a)	We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between ten and 15 days before the proposed payment date. Finally, we will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

(b)	Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Debt Securities—Principal

Sempra Energy will pay principal of and any premium and interest on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the paying agent, which initially will be the trustee or such other paying agent designated in accordance with the applicable indenture. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

If any interest payment date, redemption date or the maturity date of the debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

Sempra Energy will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the paying agent. In the its discretion, Sempra Energy may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but must at all times maintain a place of payment of the debt securities and a place for registration of transfer of the debt securities in the Borough of Manhattan, the City of New York. (See Section 1002.)

Form; Transfers; Exchanges

The debt securities will be issued:

(a)	only in fully registered form;

(b)	without interest coupons; and

(c)	in denominations that are even multiples of $1,000.

You may have your debt securities divided into debt securities of smaller denominations (of at least $1,000) or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. Sempra Energy may appoint another agent or act as its own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

There will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

We may block the transfer or exchange of (a) debt securities during a period of 15 days before giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Optional Redemption

Unless indicated differently in a prospectus supplement, all or a portion of the debt securities may be redeemed at the option of Sempra Energy at any time or from time to time. The redemption price for the debt securities to be redeemed on any redemption date will be equal to the greater of the following amounts:

•	100% of the principal amount of the debt securities being redeemed on the redemption date; or

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the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus a number of basis points as set forth in any accompanying prospectus supplement, as determined by the Reference Treasury Dealer (as defined below).

plus, in each case, accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on the debt securities that are due and payable on interest payment dates falling on or before a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the debt securities and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the debt securities to be redeemed. Once notice of redemption is mailed, the debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the debt securities, that redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price. (See Section 1104.)

Debt securities will cease to bear interest on the redemption date. Sempra Energy will pay the redemption price and any accrued interest once you surrender the debt security for redemption. (See Section 1105.) If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (Section 1106.)

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or portions thereof called for redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee receives fewer than three Such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if the trustee receives only one Reference Treasury Dealer Quotation, such Quotation.

“Reference Treasury Dealer” means (A) the underwriters referenced in any applicable prospectus supplement; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), Sempra Energy will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by Sempra Energy.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by Sempra Energy, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

Events of Default

An “event of default” occurs with respect to the debt securities of any series if:

(a)	Sempra Energy does not pay any interest on any debt securities of the applicable series within 30 days of the due date;

(b)	Sempra Energy does not pay any principal of or premium on any debt securities of the applicable series on the due date;

(c)	Sempra Energy remains in breach of a covenant or warranty (excluding covenants and warranties solely applicable to another series of debt securities issued under the applicable indenture) in the applicable indenture or the debt securities of the applicable series for 60 days after it receives a written notice of default stating it is in breach and requiring remedy of the breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding debt securities of the affected series;

(d)	default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by Sempra Energy, excluding any of its subsidiaries (including a default with respect to any other series of debt securities issued under the applicable indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Sempra Energy (or the payment of which is guaranteed by Sempra Energy), excluding any of its subsidiaries, whether such indebtedness or guarantee exists on the date of the applicable indenture or is issued or entered into following the date of the applicable indenture, if:

(1)	either:

•	such default results from the failure to pay any such indebtedness when due; or

•	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

(2)	the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

(e)	Sempra Energy files for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

(f)	any other event of default specified in the applicable prospectus supplement for such series occurs.

(See Section 501.)

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately. (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

(a)	Sempra Energy pays or deposits with the trustee a sum sufficient to pay:

(1)	all overdue interest on the debt securities of that series, other than interest which has become due by declaration of acceleration;

(2)	the principal of and any premium on the debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts;

(3)	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the debt securities of that series to the extent lawful; and

(4)	all amounts due to the trustee under the applicable indenture; and

(b)	all events of default with respect to the debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series, voting as a single class, without regard to the holders of outstanding debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

(a)	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series; and

(b)	exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

(a)	the registered holders’ directions do not conflict with any law or the applicable indenture; and

(b)	the direction is not unduly prejudicial to the rights of holders of the debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, each indenture provides that no registered holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or for any other remedy thereunder unless:

(a)	that registered holder has previously given the trustee written notice of a continuing event of default;

(b)	the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

(c)	for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of debt securities. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of debt securities of the affected series notice of any default under the applicable indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (c) under “—Events of Default,” no notice shall be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 602.)

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the applicable indenture.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding debt securities of any series, voting as a single class, without regard to the holders of outstanding debt securities of any other series, may waive, on behalf of all registered holders of the debt securities of that series, any past default under the applicable indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the applicable indenture that cannot be amended without the consent of the registered holder of each outstanding debt security of that series. (See Section 513.)

Unless indicated differently in a prospectus supplement, compliance with certain covenants in the applicable indenture or otherwise provided with respect to debt securities of any series may be waived before the time specified for compliance by the registered holders of a majority in aggregate principal amount of the debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

Sempra Energy has agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

(a)	it is the continuing entity (in the case of a merger) or the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the debt securities and the performance of all of the covenants under the indenture; and

(b)	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, has or will have occurred and be continuing.

Neither the applicable indenture nor the debt securities guarantee contains any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent. Without the consent of any registered holders of debt securities, Sempra Energy and the trustee may enter into one or more supplemental indentures for any of the following purposes:

(a)	to evidence the succession of another entity to Sempra Energy; or

(b)	to add one or more covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Sempra Energy; or

(c)	to add any additional events of default for all or any series of debt securities; or

(d)	to change or eliminate any provision of the applicable indenture so long as the change or elimination does not apply to any debt securities entitled to the benefit of such provision or to add any new provision to the applicable indenture (in addition to the provisions which may otherwise be added to the applicable indenture pursuant to the other clauses of this paragraph) so long as the addition does not apply to any outstanding debt securities; or

(e)	to provide security for the debt securities of any series; or

(f)	to establish the form or terms of debt securities of any series, as permitted by the applicable indenture; or

(g)	to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

(h)	to cure any ambiguity, defect or inconsistency or to make any other changes with respect to any series of debt securities that does not adversely affect the interests of the holders of debt securities of that series in any material respect.

(See Section 901.)

With Registered Holder Consent. Subject to the following sentence, Sempra Energy and the trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

(a)	change the stated maturity of the principal or interest on any debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

(b)	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

(c)	modify certain provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any provision of the applicable indenture expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the interests under the applicable indenture of the holders of debt securities of any other series.

(See Section 902.)

Defeasance

The indentures provide, unless the terms of the particular series of debt securities provide otherwise, that Sempra Energy may, upon satisfying several conditions, cause it to be discharged from its obligations, with some exceptions, with respect to any series of debt securities, which we refer to as “defeasance.”

One condition Sempra Energy must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payments or upon redemption.

In addition, Sempra Energy will be required to deliver an opinion of counsel to the effect that a holder of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the applicable indenture.

(See Article XIII.)

Satisfaction and Discharge

The applicable indenture will cease to be of further effect with respect to any series of debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the applicable indenture, except as noted below, when:

•	all outstanding debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

•	Sempra Energy deposits with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding debt securities of such series.

Sempra Energy will remain obligated to pay all other amounts due under the applicable indenture and to perform certain ministerial tasks as described in the applicable indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the applicable indenture. Under certain circumstances, Sempra Energy may appoint a successor trustee with respect to such series of debt securities, and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610.)

Subordination

Unless indicated differently in a prospectus supplement, Sempra Energy’s subordinated debt securities will be subordinated in right of payment to the prior payment in full of all its senior debt. This means that upon:

(a)	any distribution of the assets of Sempra Energy upon its dissolution, winding-up, liquidation or reorganization in bankruptcy, insolvency, receivership or other proceedings; or

(b)	acceleration of the maturity of the subordinated debt securities; or

(c)	a failure to pay any senior debt or interest thereon when due and continuance of that default beyond any applicable grace period; or

(d)	acceleration of the maturity of any senior debt as a result of a default,

the holders of all of Sempra Energy’s senior debt will be entitled to receive:

•	in the case of clauses (a) and (b) above, payment of all amounts due or to become due on all senior debt; and

•	in the case of clauses (c) and (d) above, payment of all amounts due on all senior debt,

before the holders of any of the subordinated debt securities are entitled to receive any payment. So long as any of the events in clauses (a), (b), (c) or (d) above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead be paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt. Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to the extent that payments are made to the holders of senior debt out of the distributive share of the subordinated debt securities. (See Section 1401.)

“senior debt” means with respect to the subordinated debt securities, the principal of, and premium, if any, and interest on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated debt securities are issued or thereafter incurred, created or assumed:

(a)	all of the indebtedness of Sempra Energy evidenced by notes, debentures, bonds or other securities sold by it for money or other obligations for money borrowed;

(b)	all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by Sempra Energy or in effect guaranteed by Sempra Energy through an agreement to purchase, contingent or otherwise, as applicable; and

(c)	all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b), unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same by its terms provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with such securities. (See Section 101.)

Due to the subordination, if assets of Sempra Energy are distributed upon insolvency, certain of its general creditors may recover more, ratably, than holders of subordinated debt securities. The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the defeasance provisions of the applicable subordinated indenture. (See Section 1410.)

The subordinated debt securities and the subordinated indenture do not limit Sempra Energy or any of its subsidiaries’ ability to incur additional indebtedness, including indebtedness that will rank senior to subordinated debt securities. Sempra Energy expects that it will incur, and that each of its subsidiaries will incur, substantial additional amounts of indebtedness in the future. (See Section 301.)

Conversion Rights

The terms and conditions of any series of debt securities being offered that are convertible into common stock of Sempra Energy will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Sempra Energy, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed.

Miscellaneous Provisions

Each indenture provides that certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

Sempra Energy will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding debt securities. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Governing Law

Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sempra Energy.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated by reference in this prospectus from Sempra Energy’s Annual Report on Form 10-K, and the effectiveness of Sempra Energy’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are also incorporated by reference herein. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Fees and expenses of the trustee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Sempra Energy Amended and Restated Articles of Incorporation and Amended and Restated Bylaws each eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide that indemnification for liability for monetary damages incurred by directors, officers and other agents of Sempra Energy shall be allowed, subject to certain limitations, in excess of the indemnification otherwise permissible under California law. In addition, Sempra Energy has indemnification agreements with each of its officers and directors that provide for indemnification for monetary damages to the fullest extent permissible under California law. Sempra Energy maintains liability insurance and is also insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

The directors and officers of Sempra Energy are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Sempra Energy.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on September 15, 2011.

SEMPRA ENERGY (Registrant)

By	/s/ Debra L. Reed
Debra L. Reed Chief Executive Officer

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints each individual who, at the time of acting under this power of attorney, is the Chief Executive Officer, President, Chief Financial Officer (however designated), Chief Accounting Officer (however designated), Treasurer or Controller of Sempra Energy and each of them severally, as his true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the dates indicated below.

Signature	Title	Date

/s/ Debra L. Reed Debra L. Reed	Chief Executive Officer and Director (Principal Executive Officer)	September 15, 2011

/s/ Mark A. Snell Mark A. Snell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 15, 2011

/s/ Joseph A. Householder Joseph A. Householder	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 15, 2011

Signature	Title	Date

/s/ Donald E. Felsinger Donald E. Felsinger	Chairman of the Board and Director	September 15, 2011

/s/ Alan L. Boeckmann Alan L. Boeckmann	Director	September 15, 2011

/s/ James G. Brocksmith, Jr. James G. Brocksmith, Jr.	Director	September 15, 2011

/s/ Wilford D. Godbold, Jr. Wilford D. Godbold, Jr.	Director	September 15, 2011

/s/ William D. Jones William D. Jones	Director	September 15, 2011

/s/ William G. Ouchi William G. Ouchi	Director	September 15, 2011

/s/ Carlos Ruiz Carlos Ruiz	Director	September 15, 2011

/s/ William C. Rusnack William C. Rusnack	Director	September 15, 2011

/s/ William P. Rutledge William P. Rutledge	Director	September 15, 2011

/s/ Lynn Schenk Lynn Schenk	Director	September 15, 2011

/s/ Neal E. Schmale Neal E. Schmale	Director	September 15, 2011

/s/ Luis M. Téllez Luis M. Téllez	Director	September 15, 2011

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

4.1	Indenture for Senior Debt Securities dated as of February 23, 2000 (Exhibit 4.1 of the registrant’s registration statement on Form S-3 File No. 333-153425, filed on September 11, 2008, is incorporated herein by reference).

4.2	Form of Indenture for Subordinated Debt Securities (Exhibit 4.2 of the registrant’s registration statement on Form S-3 File No. 333-153425, filed on September 11, 2008, is incorporated herein by reference).

4.3	Form of Senior Note (included in Exhibit 4.1).

4.4	Form of Subordinated Note (included in Exhibit 4.2).

4.5	Amended and Restated Articles of Incorporation of Sempra Energy effective May 23, 2008 (incorporated by reference from Appendix B to the 2008 Sempra Energy Definitive Proxy Statement, filed on April 15, 2008).

4.6	Amended and Restated Bylaws of Sempra Energy effective May 26, 1998 (incorporated by reference from registration statement on Form S-8 File No. 333-56161, filed on June 5, 1998, Exhibit 3.2).

4.7	Amended Bylaws of Sempra Energy effective December 4, 2007 (incorporated by reference from Form 8-K filed on December 5, 2007, Exhibit 3(ii)).

5.1	Opinion of Latham & Watkins LLP.

12.1	Statement regarding the computation of ratio of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 and the six-months ended June 30, 2011.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1	Statement of Eligibility of Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, as Trustee under the Indenture for Senior Debt Securities.

25.2**	Statement of Eligibility of Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture for Subordinated Debt Securities.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	The trustee for the Indenture for Subordinated Debt Securities will be designated on a delayed basis pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.